Exhibit 3.225

CERTIFICATION OF INCORPORATION

OF

SURGICARE OF HUNTSVILLE, INC.

STATE OF ALABAMA X

MONTGOMERY COUNTY X

I, the undersigned Walker Hobbie, Jr., Judge of Probate of Montgomery County, Alabama, hereby certify that the Certificate of Incorporation of SURGICARE OF HUNTSVILLE, INC. has this day been filed for record in the Probate Court of Montgomery County, Alabama; and that the Certificate of Incorporation has been recorded in compliance of Title 10-2A-92 of the Code of Alabama, and that the incorporators of said corporation, their successors and assigns, constitute a body corporate under the name set forth in said Certificate, namely: SURGICARE OF HUNTSVILLE, INC.

IN WITNESS WHEREOF, I, the said Walker Hobbie, Jr., as Judge of Pro-bate of Montgomery County, Alabama, hereunto set my name and affix my seal of said Probate on this the 30th day of January, 1990.

/s/ [Walker Hobbie, Jr.]
WALKER HOBBIE, JR.
JUDGE OF PROBATE MONTGOMERY COUNTY, ALABAMA.

ARTICLES OF INCORPORATION

OF

SURGICARE OF HUNTSVILLE, INC.

The undersigned incorporator to these Articles of Incorporation hereby forms a corporation (hereinafter called the “Corporation”) for profit under the laws of the State of Alabama:

(I) NAME

The name of the Corporation is “Surgicare of Huntsville, Inc.”

(II) STATE OF INCORPORATION

The Corporation is organized pursuant to the provisions of the Alabama Business Corporations Act.

(III) PERIOD OF DURATION

The period of duration of the Corporation is perpetual.

(IV) PURPOSE

The Corporation is a corporation for profit and is organized for the following purposes: for the acquisition of outpatient surgery centers and to engage in any and all lawful business for which corporations may be incorporated in the State of Alabama.

(V) AUTHORIZED SHARES

The aggregate number of shares which the Corporation shall be authorized to issue is 1,000 shares of Common Stock at par value of $1.00 each.

(VI) REGISTERED OFFICE

The street address of the initial registered office of the Corporation is 60 Commerce Street, Montgomery, Montgomery County, Alabama 36104, and the initial registered agent at such address is The Corporation Company.

(VII) INITIAL DIRECTORS

The number of directors constituting the initial Board of Directors of the Corporation is one, and the name and address of the person who is to serve as director until the first annual meeting of shareholders or until his successor is elected and shall qualify is:

Donald E. Steen

5080 Spectrum Drive, Suite 300

West Dallas, TX 75248

(VIII) INCORPORATOR

The name and address of the incorporator is:

Alex Jenkins

5080 Spectrum Drive, Suite 300

West Dallas, Texas 75248

IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 29th day of January, 1990.

/s/ [Alex Jenkins]
Alex Jenkins, incorporator